                                                                      EXHIBIT 11

                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE


                                                         Three Months Ended
                                                            September 30
                                                    ----------------------------
                                                       1995              1996
                                                    ----------        ----------
PRIMARY NET INCOME  PER SHARE

    Net income available for common
    shares and common stock equivalent
    shares deemed to have a dilutive effect         $1,838,634        $  556,743

    Primary net income per share                    $      .25        $      .08

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                      7,133,119         7,155,616
    Common stock equivalents - stock options           186,940           200,809
                                                    ----------        ----------

    Total                                            7,320,059         7,356,425
                                                    ==========        ==========

FULLY DILUTED NET INCOME PER SHARE

    Net income available for common
    shares and common stock equivalent
    shares deemed to have a dilutive
    effect                                          $1,838,634        $  556,743

    Fully diluted net income per share              $      .25        $      .08

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                      7,133,119         7,155,616
    Common stock equivalents - stock options           186,940           223,296
                                                    ----------        ----------

    Total                                            7,320,059         7,378,912
                                                    ==========        ==========

    Note: The net income per share computation presented in the condensed statement of income in 1995 does not reflect common stock equivalents, as the dilutive effect is less then 3%.

                                                            EXHIBIT 11 Continued
                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE


                                                                                          Nine Months Ended
                                                                                            September 30
                                                                                        1995               1996

NET INCOME (LOSS) PER SHARE

    Net income (loss) available for common shares
    and common stock equivalent shares
    deemed to have dilutive effect                                                   $5,700,717        $(5,932,326)

    Primary net income (loss) per share                                              $      .78        $      (.83)

SHARES USED IN COMPUTATION

    Weighted average common shares outstanding                                        7,126,512          7,155,616
    Common stock equivalents - stock options                                            220,864                 --
                                                                                     ----------        -----------

    Total                                                                             7,347,376          7,155,616
                                                                                     ==========        ===========

FULLY DILUTED NET INCOME (LOSS) PER SHARE

    Net income (loss) available for common shares and common stock equivalent shares deemed to have a dilutive
    effect                                                                           $5,700,717        $(5,932,326)

    Fully diluted net income per share                                               $      .78        $      (.83)

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                                                       7,133,119          7,155,616
    Common stock equivalents - stock options                                            186,940                 --
                                                                                     ----------        -----------

    Total                                                                             7,320,059          7,155,616
                                                                                     ==========        ===========


    Note: For the nine months ended September 30, 1995, the net income per share computation presented in the condensed statement of income does not reflect common stock equivalents, as the dilutive effect is less then 3%.